SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2003 (August 13, 2003)

FOX ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14595	95-4066193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas

New York, New York 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 852-7111

Not applicable

(Former name or former address, if changed since last report)

On August 13, 2003, The News Corporation Limited (“News Corporation”) released its financial results for the Fourth Quarter and Fiscal Year ended June 30, 2003 for Fox Entertainment Group, Inc. (“FEG”), an indirect, approximately 81% owned subsidiary of News Corporation.

Item 5:    Other Events.

A copy of an excerpt from the earnings announcement released by FEG is attached as Exhibit 99.1 to this Report.

Item 12:    Results of Operations and Financial Condition

A copy of the earnings announcement released by FEG is attached as Exhibit 99.2 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 13, 2003

FOX ENTERTAINMENT GROUP, INC.

By:	/S/ LAWRENCE A. JACOBS

Lawrence A. Jacobs
Secretary

INDEX TO EXHIBITS

99.1    Excerpt from Earnings Announcement dated August 13, 2003

99.2    Earnings Announcement dated August 13, 2003